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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Registration Statement No. 333-37955 of Dura Pharmaceuticals, Inc. on Amendment No. 1 to Form S-3 of our report dated January 20, 1997, relating to the consolidated financial statements of Dura Pharmaceuticals, Inc., incorporated by reference in the Annual Report on Form 10-K of Dura Pharmaceuticals, Inc. for the year ended December 31, 1996. We also consent to the incorporation by reference in this Registration Statement of our report dated March 21, 1997 (November 6, 1997 as to Note 7), relating to the financial statements of Spiros Development Corporation (a development stage enterprise) appearing in the Current Report of Dura Pharmaceuticals, Inc. on Form 8-K filed on October 10, 1997, as amended.


    We also consent to the references to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

                                          DELOITTE & TOUCHE LLP

San Diego, California
December 18, 1997